                                                                   EXHIBIT 10.39

                AMENDED AND RESTATED FINANCIAL SUPPORT AGREEMENT

               AMENDED AND RESTATED FINANCIAL SUPPORT AGREEMENT, dated as of July 31, 1997 (the "Agreement"), among Aurora Electronics, Inc., a Delaware corporation (the "Company"), Aurora Electronics Group, Inc., a California corporation and wholly-owned subsidiary of the Company ("AEG"), Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII"), and WCAS Capital Partners II, L.P., a Delaware limited partnership ("WCAS CP II" and collectively with WCAS VII, the "Guarantors").

               WHEREAS, pursuant to the Credit Agreement, dated as of March 29, 1996 (the "Credit Agreement"), as amended, among AEG, the guarantors named therein, the lenders named therein (collectively, the "Lenders"), and The Chase Manhattan Bank (formerly known as Chemical Bank, N.A.) as a Lender and as agent for the Lenders (in such capacity, "Agent"), AEG is indebted to the Lenders and the Company is a guarantor of the obligations of AEG to the Lenders thereunder;

               WHEREAS, various defaults existed under the Credit Agreement, which defaults gave the Lenders the right to accelerate the maturity of AEG's indebtedness thereunder;

               WHEREAS, in order to enhance and protect their existing substantial equity investments in the Company and to facilitate the waiver of such defaults and the amendment of certain provisions of the Credit Agreement by the Lenders in various respects beneficial to the Company in accordance with the Waiver and Amendment Agreement No. 3 to the Credit Agreement, dated as of September 30, 1996, the Guarantors agreed to assume additional financial risk in their roles as shareholders by issuing the Limited (Overadvance) Guarantee and the Limited (Acquisition) Guarantee (each as hereinafter defined) pursuant to the Financial Support Agreement, dated as of September 30, 1996 (the "Financial Support Agreement"), among the Company, AEG and the Guarantors;

               WHEREAS, in giving the Limited (Overadvance) Guarantee and the Limited (Acquisition) Guarantee (collectively, the

"Original Guarantees"), the Guarantors would make additional contributions to the capital of the Company;

               WHEREAS, in recognition of the additional financial risk that each of the Guarantors assumed by agreeing to give the Original Guarantees (and not as compensation or a payment (x) for any services or (y) otherwise in connection with the carrying on of a trade or business) and for the other consideration set forth in the Financial Support Agreement, and in respect of the execution and delivery by the Guarantors of the Limited (Overadvance) Guarantee, dated as of September 30, 1996 (the "Limited (Overadvance) Guarantee"), among the Guarantors and the Agent, (i) the Company issued to the Guarantors the Warrants, dated as of September 30, 1996 (collectively, the "Original Overadvance Warrants"), to purchase up to the number of shares of Common Stock, $.03 par value ("Common Stock"), of the Company set forth in each Original Overadvance Warrant, and (ii) AEG agreed to issue one or more 10% Senior Subordinated Notes of AEG due 2001 substantially in the form of Exhibit A hereto ("Notes") to each Guarantor in the event that such Guarantor shall be required to make any payment on its respective Limited (Overadvance) Guarantee;

               WHEREAS, pursuant to the Amendment No. 1 to Financial Support Agreement, dated as of January 27, 1997, and in connection with Amendment Agreement No. 5 to the Credit Agreement, dated as of January 27, 1997, and Amendment Agreement No. 6 to the Credit Agreement, dated as of February 13, 1997, (i) the Guarantors agreed to (A) amend the Limited (Overadvance) Guarantee to increase the aggregate amount of indebtedness guaranteed thereby from $3,000,000 to $8,000,000, and (B) amend the form of the Limited (Acquisition) Guarantee attached to the Financial Support Agreement to reduce the aggregate amount of indebtedness to be guaranteed thereby upon issuance from $9,000,000 to $4,000,000; and (ii) the Company (A) issued to the Guarantors the Warrants, dated as of January 27, 1997 (collectively, the "Supplemental (Overadvance) Warrants"), to purchase up to the number of shares of Common Stock of the Company set forth in each Supplemental (Overadvance) Warrant, and (B) agreed to amend the form of warrant to be issued to the Guarantors pursuant to the Financial Support Agreement upon execution and delivery by the Guarantors of the Limited (Acquisition) Guarantee to reflect the decreased indebtedness to be guaranteed upon the execution and



                                       2
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delivery by the Guarantors of the Limited (Acquisition) Guarantee, as amended;

               WHEREAS, pursuant to the Amended and Restated Financial Support Agreement, dated as of June 6, 1997 (the "First Amended and Restated Financial Support Agreement"), in connection with the Waiver and Amendment Agreement No. 7 to the Credit Agreement, dated as of June 6, 1997, and in respect of the execution and delivery by the Guarantors of the Limited (Microline) Guarantee, dated as of June 6, 1997 (the "Limited (Microline) Guarantee"), among the Guarantors and the Agent (which Limited (Microline) Guarantee is the "Limited (Acquisition) Guarantee" contemplated by the Financial Support Agreement, as amended), (i) the Company issued to the Guarantors the Warrants dated as of June 6, 1997 (collectively, the "Microline Acquisition Warrants", and collectively with the Original Overadvance Warrants and the Supplemental (Overadvance) Warrants, the "Outstanding Warrants"), to purchase up to the number of shares of Common Stock of the Company set forth in each Microline Acquisition Warrant, and
(ii) AEG agreed to issue one or more Notes to each Guarantor in the event that such Guarantor shall be required to make any payment on its respective Limited (Microline) Guarantee;

               WHEREAS, in connection with the Waiver and Amendment Agreement No. 8 to the Credit Agreement, dated as of July 1, 1997, among the Company, AEG, the Lenders and the Agent, the Guarantors have agreed to make the Guarantee, substantially in the form of Exhibit B hereto (the "Final Guarantee");

               WHEREAS, in recognition of the additional financial risk that each of the Guarantors is assuming by agreeing to give the Final Guarantee (and not as compensation or a payment (x) for any services or (y) otherwise in connection with the carrying on of a trade or business) and for the other consideration set forth in the Financial Support Agreement, and in respect of the execution and delivery by the Guarantors of the Final Guarantee, (i) the Company wishes to issue to the Guarantors the Warrants substantially in the form of Exhibits C-1 and C-2 hereto (collectively, the "Final Warrants"), to purchase up to the number of shares of Common Stock of the Company set forth in each Final Warrant to reflect (together with the Outstanding Warrants) the full amount of indebtedness to be guaranteed by the Final Guarantee, and (ii) AEG has agreed to issue one or more Notes to each



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

Guarantor in the event that such Guarantor shall be required to make any payment on its respective Final Guarantee; and

               WHEREAS, the Boards of Directors of the Company and AEG, including a majority of disinterested directors in accordance with Section 144 of the General Corporation Law of the State of Delaware, have determined that the transactions contemplated by this Agreement are in the best interests of the Company and AEG, respectively, and their respective shareholders and creditors;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby amend and restate their agreement as follows:


                                       I.

                         ISSUANCE OF WARRANTS AND NOTES

               SECTION 1.01 Issuance of Final Warrants. Upon execution and delivery by each of the Guarantors of the Final Guarantee, the Company shall issue and deliver the Final Warrants, it being understood and agreed that the number of shares of Common Stock into which the Final Warrants are exercisable shall be allocated among the Guarantors in accordance with each Guarantor's Fractional Share (as defined in the Final Guarantee).

               SECTION 1.02 Allocation of Final Guarantee. Schedule I hereto sets forth the aggregate amount of indebtedness guaranteed by each of the Guarantors under the Final Guarantee, in each case after giving effect to the transactions contemplated by this Agreement.

               SECTION 1.03 Issuance of Notes. Subject to Article IV hereof, in the event that at any time either Guarantor shall make a payment on its respective Final Guarantee pursuant to a demand by the Agent, AEG shall concurrently with such Guarantor's payment to the Agent issue and deliver to such Guarantor Notes in an aggregate principal amount equal to the amount paid by such Guarantor to the Agent.



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

               SECTION 1.04 Tax and Accounting Treatment. The Company, AEG and the Guarantors agree that for federal, state and local income tax purposes, as well as for financial accounting purposes: (i) they will treat the Guarantors as having paid (x) cash consideration for the Final Warrants and (y) an amount equal to the amount paid by the Guarantors pursuant to Section 1.03 of this Agreement for the Notes; (ii) the issuance of the Final Warrants and the Notes and the issuance of any shares of Common Stock upon the exercise of the Outstanding Warrants and/or the Final Warrants (the "Warrant Shares" and collectively with the Outstanding Warrants, the Final Warrants and the Notes, the "Securities") is and shall be in the nature of a capital transaction; and
(iii) in no event will they treat the issuance of any of the Securities as compensation or a payment (x) for any services or (y) otherwise in connection with the carrying on of a trade or business, and in no event shall the Company claim any tax deduction with respect to such issuance, exercise or conversion.


                                       II.

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AEG

               The Company and AEG represent and warrant to the Guarantors as follows:

               SECTION 2.01 Organization. Each of the Company and AEG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse affect on the business, operations or financial condition of the Company or AEG. Each of the Company and AEG has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver its respective Securities.



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

               SECTION 2.02 Authorization of Agreement, Etc. (a) Each of (i) the execution, delivery and performance by the Company and AEG of this Agreement, the Final Warrants and the Notes, (ii) the performance by the Company and AEG of their respective obligations hereunder and thereunder, and (iii) the issuance and delivery by the Company of the Warrant Shares upon exercise of the Outstanding Warrants and/or the Final Warrants has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or AEG, as the case may be, or any provision of any indenture, agreement or other instrument by which the Company, AEG, or any of their subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company, AEG, or any of their subsidiaries.

               (b) The Warrant Shares have been duly reserved by the Company for issuance upon exercise of the Warrants and, when so issued and delivered, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of the Common Stock of the Company. The issuance and delivery of the Warrant Shares upon exercise of the Outstanding Warrants and/or the Final Warrants are not subject to any preemptive rights of stockholders of the Company or any subsidiary of the Company or to any right of first refusal or other similar right in favor of any person.

               SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and AEG and constitutes the legal, valid and binding obligation of the Company and AEG, enforceable in accordance with its terms.

               SECTION 2.04 Authorized Capital Stock. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (of which 400,000 shares have been designated as Convertible Preferred Stock), par value $.01 per share (the "Preferred Stock"),
of the Company. As of the date hereof,                shares of Common Stock are
validly issued and outstanding, fully paid and




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

nonassessable (of which                 shares constitute treasury shares), and
400,000 shares of Preferred Stock are issued and outstanding.

               (b) Except as set forth on Schedule 2.04 hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

               The Guarantors represent and warrant to the Company that they are acquiring the Securities for their own respective accounts for purposes of investment and not with a view to or for sale in connection with any distribution thereof. The Guarantors further represent that they understand (i) that the Securities have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from such registration, (iii) the Securities will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect. The Guarantors further understand that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, affords the basis of sales of the Securities in limited amounts under certain conditions. The Guarantors acknowledge that they have had a full opportunity to request from the Company to review, and have received, all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated hereby. The Guarantors



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are "Accredited Investors" within the meaning of Rule 501(a) of the Securities
Act.


                                       IV.

                        COVENANTS OF THE COMPANY AND AEG

               SECTION 4.01 Convertible Preferred Stock. The Company and AEG covenant and agree that the Notes or any right to payment received by the Guarantors in respect of the loans made under the Credit Agreement and their guarantees thereof, whether by way of purchase, subrogation or otherwise, and regardless whether and to what extent the same shall be subordinated to other indebtedness to the Lenders or shall have been waived pending certain events, may be applied, both as to principal and accrued and unpaid interest, dollar for dollar, by the Guarantors as the purchase price at the option of the Guarantors for Convertible Preferred Stock of the Company, substantially in the form of the Company's Convertible Preferred Stock, $.01 par value (the "Convertible Preferred Stock"), outstanding on the date hereof. In addition, in the event that the Company or AEG shall be unable to make a payment under the Credit Agreement, as amended, the Guarantors shall have the right (but not the obligation) (i) to purchase additional Convertible Preferred Stock and (ii) to require the Company to use the net proceeds of such purchase to make such payment of its or AEG's obligations under the Credit Agreement, as amended. Each share of Convertible Preferred Stock so purchased at $100 per share shall be convertible into a number of shares of Common Stock at a conversion price equal to the lower of Fair Market Value of the Common Stock as of the date hereof or Fair Market Value of the Common Stock as of the date of the issuance of the Notes. The Company and AEG shall use their best efforts to provide the Guarantors with sufficient notice in advance of a payment default under the Credit Agreement, as amended, to enable the Guarantors to exercise their respective rights under this Article IV.

               SECTION 4.02 Further Assurances. Subject to the prior written consent of the Agent on behalf of the Lenders, upon the making of a payment by the Guarantors on any of the Guarantees, AEG agrees to take all reasonable actions necessary to grant a security interest in its assets to the Guarantors (which security




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interest will be subordinate to the security interest of the Agent) as collateral security for the payments that are made by the Guarantors with respect to the Guarantees, including without limitation the execution and delivery of a security agreement, financing statements and such other documents as the Guarantors may reasonably request, and the making of all filings to perfect such security interest as may be required under the provisions of the Uniform Commercial Code or other applicable law or regulation in effect in each state and Canadian province in which assets of AEG are located.


                                       V.

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE GUARANTORS

               The obligations of the Guarantors hereunder are subject, at the option of the Guarantors, to the satisfaction of each of the following conditions:

               (a) Amendments to Warrants. The Company shall have executed and delivered to the Guarantors an amendment to each of the Outstanding Warrants, substantially in the respective forms attached as Exhibits D-1, D-2, D-3, D-4, D-5 and D-6 hereto.

               (b) Opinion of Counsel to the Company. The Guarantors shall have received from Hughes & Luce L.L.P., counsel for the Company, an opinion dated the date hereof, substantially in the form of Annex I attached hereto.


                                       VI.

                                  MISCELLANEOUS

               SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

               SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the



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Final Warrants and the issuance, sale and delivery of the Notes, if any.

               SECTION 6.03 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

               SECTION 6.04 Consent of WCAS CP II. WCAS CP II, in its capacity as the holder of the 10% Senior Subordinated Note Due September 30, 2001 of the Company in the principal amount of $10,000,000, hereby consents to the issuance of the Notes as contemplated by this Agreement.

               SECTION 6.04 Confirmation of Warrants. Each of the Outstanding Warrants is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

               SECTION 6.05 Notices. All notices, requests, consent and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or sent by a recognized courier service addressed as follows:

               If to the Company to it at:

                      9477 Waples Street
                      San Diego, California 92121
                      Attention:  President

               If to the Guarantors to them at:

                      320 Park Avenue
                      Suite 2500
                      New York, New York  10022
                      Attention: Richard H. Stowe
                                 Thomas E. McInerney

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.



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

               SECTION 6.06 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 6.07 Entire Agreement. This Agreement together with the exhibits hereto and the Waiver and Amendment Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

               SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in and the same instrument.



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

               IN WITNESS WHEREOF, the Company, AEG and the Guarantors have executed this Agreement as of this 31st day of July, 1997.



                                            AURORA ELECTRONICS, INC.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:



                                            AURORA ELECTRONICS GROUP, INC.


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:



                                            WELSH, CARSON, ANDERSON &
                                                     STOWE VII, L.P.
                                            By WCAS VII Partners,
                                                   General Partner


                                            By
                                              ----------------------------------
                                                      General Partner



                                            WCAS CAPITAL PARTNERS II, L.P.


                                            By
                                              ----------------------------------
                                                      Attorney-in-Fact

                                   SCHEDULE I


                                              Final
                      Guarantor              Guarantee
                      ---------              ---------
                      WCAS VII              $11,592,000

                      WCAS CP II            $   408,000
                                            -----------

                      Total                 $12,000,000


                                  SCHEDULE 2.04


None.